UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2011

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

At its February 28, 2011 meeting, the Compensation and Executive Development Committee (CEDC) of the Board of Directors (Board) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, the following:

1.
The CEDC approved target levels for annual incentive awards for 2011 performance pursuant to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan (the 2008 Plan) and the 2011 UIL Holdings Corporation Senior Executive Incentive Compensation Program to James P. Torgerson, Anthony J. Vallillo, Richard J. Nicholas, Linda L. Randell, and Steven P. Favuzza.  The annual incentive awards, which are equal to 75%, 65%, 50%, 45% and 35%, respectively, of such executives’ annual base salary, are payable in cash in 2012 if corporate performance goals are achieved at target related to (a) net income of UIL Holdings, (b) capital expenditures and (c) reliability and safety metrics of UIL Holdings’ regulated subsidiaries.

2.	The CEDC approved long-term incentive grants under the 2008 Plan, as detailed below:

Name	Position	Target Number of Performance Shares Granted
James P. Torgerson	President and Chief Executive Officer	36,290
Anthony J. Vallillo	Executive Vice President, Chief Operating Officer and Chief Integration Officer	17,510
Richard J. Nicholas	Executive Vice President and Chief Financial Officer	9,560
Linda L. Randell	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	8,700
Steven P. Favuzza	Vice President and Controller	3,300

In general, the performance shares granted vest at the end of the three-year period ending December 31, 2013.  The issuance of shares of UIL Holdings’ common stock upon vesting of the performance shares, if any, will be based upon the achievement of goals relating to UIL Holdings’ total shareholder return and net income over the three-year period ending December 31, 2013.  For the executives listed above, the actual number of  shares of UIL Holdings’ common stock issued in connection with the foregoing grants will be based on the level of performance achieved, but shall not exceed 113,040 shares in the aggregate for such executives.

3.
The CEDC approved increases, effective April 1, 2011, in the base salaries for the following executive officers, each of whose employment agreement provides for periodic evaluation of his or her base salary level.

•	Mr. Torgerson’s base salary increased to $675,000 from $625,000.
•	Mr. Vallillo’s base salary increased to $430,000 from $403,700.
•	Mr. Nicholas’ base salary increased to $345,000 from $320,000.
•	Ms. Randell’s base salary increased to $314,000 from $300,000.
•	Mr. Favuzza’s base salary increased to $225,000 from $212,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 3/03/11	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer